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                                                           EXHIBIT 10.8

LEASE

THIS LEASE (the "Lease") is entered into as of the 6th day of March, 1997 by and between THE FOUNDRY ASSOCIATES, L.P., a Rhode Island limited partnership of which Antonio Guerra is the managing general partner (hereinafter the "Landlord") and INSO PROVIDENCE CORPORATION, a Delaware corporation (hereinafter the "Tenant").

IT IS MUTUALLY covenanted and agreed by and between the parties as follows:

Definitions and construction.

1.01 Leasing Details. For the purposes of this Lease, the following words and phrases are defined as set forth below:

BUILDING: The building commonly known as the "Manchester Building" located on the Land and within which the Leased Premises are situated, as shown on Exhibit A-1.

LAND: That lot or parcel of land described in Exhibit A-2 forming a portion of the Foundry Complex, so-called, shown on Exhibit A-1.

LANDLORD: The Foundry Associates, L.P.

LANDLORD'S ADDRESS:
3 Holden Street
Providence, Rhode Island 02908
Attn: Mr. Thomas F. Guerra


TENANT: Inso      Providence Corporation


TENANT'S ADDRESS: 31 St. James Avenue
Boston, Massachusetts 02116
Attention: Bruce G. Hill, Esquire


and as of the Commencement Date


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299 Promenade Street
Providence, Rhode Island 02908
Attention: Graham Marshall, Vice President and General Manager

RENT: Years 1 through 10 - $535,780.00 per annum; $44,648.33 per month


SECURITY DEPOSIT: $44,648.33


LEASED PREMISES: Approximately thirty-eight thousand two hundred and seventy (38,270) rentable square feet of space in the Building and more particularly described on Exhibit A.


TERM: Ten  (10) years from the Commencement
Date. See Section 34 for extension

1.02 Effect of Reference to Data. Each reference in this Lease to any of the titles contained in Section 1. 01 shall be construed to incorporate the data stated under that title. Any title contained in Section 1. 01 which is used herein but not otherwise defined herein shall have the meaning set forth in
Section 1.01.

1.03 Miscellaneous. The words "hereby," "hereof," "hereto," "herein," "hereunder," and any similar words, refer to this Lease; the word "hereafter" means after, and the word "heretofore" means before, the date of this Lease. The word "person" refers to partnerships (including limited partnerships), limited liability companies, corporations, trusts and other legal entities, as well as natural persons. The title of this Lease, as well as the paragraph and subparagraph titles, are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions hereof. Words in the singular may be construed to include the plural, and vice versa, as the context may require. Any notice required or permitted to be given by a party to this Lease will be in writing and will be given as provided for herein.

1.04 Exhibits. The exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A. Floor Plan showing the Leased Premises.


EXHIBIT A-1. Site Plan showing the Building and the Foundry Complex.

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EXHIBIT A-2. Description of Land.

EXHIBIT B. Description of Landlord's Work.

EXHIBIT B-1. Landlord's Allowance.

EXHIBIT C. Rules and Regulations.

EXHIBIT D. Landlord's Services.

EXHIBIT E. Additional Rent - Three Percent Solution.

2. Leased Premises and Parking. The Landlord demises and leases to the Tenant and the Tenant leases and takes from the Landlord the Leased Premises.

Tenant shall have, as appurtenant to the Leased Premises, the right to use in common with other occupants of the Building, if any:

(i) the fire escapes, loading bays, entrances and exits to the Building;

(ii) all installations designed and intended for common use and serving the Leased Premises such as but not limited to telephone, electricity, gas, hot and cold water, sewer, heat, ventilation and air conditioning (including, without limitation, all pipes, ducts, vents, wires, cables and conduits designed and intended for common use in connection therewith);

(iii) all apparatus and equipment designed and intended for common use and serving the Leased Premises such as but not limited to tanks, pumps, motors and electrical switch gear, fans, compressors, control apparatus and equipment; and

(iv) if the Leased Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and lobby of such floor.

For each one thousand (1,000) rentable square feet of space in the Leased Premises, Tenant shall be entitled to use three (3) parking spaces in the parking area which will initially be located as shown on the plan attached hereto as Exhibit A-1 (the "Site Plan") as the "Parking Area". Initially, based upon 38,270 rentable square feet in the Leased Premises, Tenant shall be entitled to use 116 parking spaces in the Parking Area, in common with other tenants of the Building, if any. All said parking spaces are provided to Tenant on a "first come-first served" basis. With the exception of the parking areas in the area shown on the Site Plan as "Permanent Parking Spaces," the Landlord may relocate said parking spaces


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to other parking areas in any portion of the "Permitted Parking Area" shown on the Site Plan. The Landlord also reserves the right to construct one or more parking garages in the Permitted Parking Area and to relocate all or a portion of the Tenant's spaces (excluding the Permanent Parking Spaces) to said parking garages. The parking area available for the Tenant's use from time to time pursuant to the foregoing provision is hereinafter referred to as the "Parking Area". In the event any portion of the Building not included within the Leased Premises is used for retail uses, the Permanent Parking Spaces shall be for Tenant's exclusive use, and Landlord and Tenant shall cooperate reasonably and in good faith, at Landlord's sole cost and expense, to identify the Permanent Parking Spaces as being reserved for the Tenant.

3. Term . To have and to hold the Leased Premises unto the Tenant for and during the Term set forth in Section 1.01, beginning on the date (the "Commencement Date") that is the earlier to occur of (i) the Completion Date (as defined in
Section 4) or (ii) the date the Tenant opens for business in the Leased Premises, and ending on the Termination Date. Landlord and Tenant agree to promptly execute and deliver after the Commencement Date a written statement in recordable form setting forth the Commencement Date and the Termination Date of this Lease.

4.       Landlord's Construction.

         4.01 Landlord's Work. Landlord shall cause to be performed at Landlord's sole cost and expense the work described in Exhibit B (hereinafter referred to as the "Landlord's Work"). The Exhibit B which is attached hereto as of the date hereof is a preliminary general description of the Landlord's Work. The obligations of the parties hereunder are expressly conditioned upon Landlord producing at Landlord's sole cost and expense, more detailed specifications for the Landlord's Work which have been approved by the parties on or before March 14, 1997 (after approval, the "Plans"), such Plans to be memorialized in an amendment to this Lease pursuant to which the Plans will replace or supplement the current Exhibit B. If the Plans have not been approved on or before March 14, 1997, this Lease shall, at the option of either party exercised pursuant to written notice to the other, terminate, the Security Deposit shall be returned to Tenant and neither party shall have any further rights or obligations hereunder. All the Landlord's Work shall be done in a good and workmanlike manner employing first quality new materials and so as to conform to all applicable governmental laws, ordinances and regulations and the Plans. Landlord shall not make any changes to the Plans without obtaining Tenant's prior written approval, which approval shall not be unreasonably withheld, conditions or delayed. In the event the Tenant fails to respond within five (5) days of the Landlord's written request for Tenant's approval to the initial draft of the

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Plans and any revisions or changes to the Plans, the Tenant's approval will be deemed given. All material changes to the Plans must be in writing and signed by both Landlord and Tenant. Landlord shall pay for all fees incurred by the Landlord in connection with Landlord's Work, including, without limitation, all architectural, engineering, consultant, utility, loan, development, transaction and building permit fees.

Notwithstanding anything contained in this Lease or in this Section to the contrary, the Landlord has provided the Tenant with a construction allowance (the "Tenant Allowance") of up to but not exceeding the amount to be set forth on Exhibit B-1 with respect to the items (the "Allowance Items") described or listed on Exhibit B1. Exhibit B-1 will be incorporated into this Lease in conjunction with the amendment to incorporate the revised Plans. Any costs for the Allowance Items in excess of the Tenant Allowance will be the sole responsibility of the Tenant. In the event the cost of any Allowance Item will exceed the Tenant Allowance for the applicable Allowance Item, the Landlord will not be obligated to cause any work under this section to be performed unless and until the Tenant deposits with Fleet National Bank the amount in excess of the Tenant Allowance or other arrangements satisfactory to the Landlord in its reasonable discretion are made with respect to payment by the Tenant of such additional costs. Tenant may, at any time, without prejudice, deposit requested amounts hereunder with McGovern, Noel & Benik, to be held in escrow pending resolution of the dispute.

In the event that the Tenant desires to request a change in the Landlord's Work and/or Plans, the Tenant shall make such a request in writing. The Landlord shall review and either approve in writing (with or without modification by Landlord) or reject such changes within 10 days of its receipt of Tenant's written request. The Tenant shall bear the cost of the preparation of any plans and specifications, and any modifications thereof, which are required. The Tenant shall also be responsible to pay for the increase in cost of any such changes, including the contractor's and Landlord's markup for overhead and profit in connection therewith. The Landlord shall not be obligated to perform such change orders requested by the Tenant until both the Landlord and the Tenant have executed same and Tenant has agreed to pay for the costs of such change and/or modification of the scope of Landlord's Work and Plans. The parties agree that their consent to any change orders will not be unreasonably withheld, conditioned or delayed except that all deadlines for the completion of Landlord's Work shall be extended as a result of any delay resulting from Tenant's change orders.

4.02 Delivery of Leased Premises and Tenant's Rights. Landlord acknowledges that completion of Landlord's Work and delivery of the Leased Premises to Tenant on or before October 1, 1997 (the "Scheduled Completion

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Date") is of paramount importance to Tenant, and the Landlord agrees to use diligent efforts to complete Landlord's Work and deliver the Leased Premises to Tenant on or before the Scheduled Completion Date. As a material inducement for entering into this Lease, Landlord hereby grants to Tenant the following termination and rent abatement rights:

(a) In the event performance of Landlord's Work has not commenced on or before April 1, 1997, Tenant shall have the right, exercisable by notice to Landlord at any time prior to commencement of such performance (and as the Tenant's sole and exclusive remedy at law or in equity) to terminate this Lease, in which event this Lease shall be deemed void and of no force or effect as of the date of delivery of such notice, the Security Deposit shall be returned to Tenant and the parties shall have no further rights or obligations hereunder. Construction shall be deemed commenced as of the date the Landlord commences demolition of any portion of the Building requiring demolition or the date the Landlord commences the installation of any equipment, material or item comprising the Landlord Work or otherwise commences in any material way construction of the Landlord's Work;

(b) Except in the event of Tenant Delay (as that term is hereinafter defined) or any delay caused by any event described in Section 37, in the event performance of Landlord's Work, once commenced, ceases for a period in excess of fourteen (14) consecutive days, Tenant shall have the right, exercisable by notice to Landlord at any time prior to recommencement of such performance (and as the Tenant's sole and exclusive remedy at law or in equity), to terminate this Lease, in which event this Lease shall be deemed void and of no force or effect as of the date of delivery of such notice, the Security Deposit shall be returned to Tenant and the parties shall have no further rights or obligations hereunder;

(c) In the event the Completion Date has not been achieved on or before the Scheduled Completion Date, and such failure was not caused by a Tenant Delay, then for each day after the Scheduled Completion Date that delivery of the Leased Premises is delayed, Tenant shall receive an abatement against its rent obligation in the amount of $1,000.00; and

(d) In the event the Completion Date has not been achieved on or before November 1, 1997, and such failure was not caused by a Tenant Delay, Tenant shall have the right, exercisable by notice to Landlord delivered at any time prior to the Completion Date (and as the Tenant's sole and exclusive remedy at law and in equity), to terminate this Lease, in which event this Lease shall be deemed void and of no force or effect as of the date of delivery of such notice, the Security Deposit shall be returned to Tenant and the parties shall have no further rights or obligations hereunder.

As used herein, the term "Tenant Delay" shall mean any act or

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omission by Tenant, its agents, servants, employees or contractors, which causes interference or delay in Landlord's performance of the Landlord Work. All of the dates set forth in this Section 4.02 shall be extended for the period of any Tenant Delay and also for any period of time in excess of five
(5) days incurred by the Landlord in obtaining Tenant's approval under
Section 4.01.

Notwithstanding anything contained in this Lease to the contrary, the Landlord reserves the right to notify the Tenant on or before April 1, 1997 (as said date may be extended by the parties), that the Landlord has not obtained the necessary financing or satisfied any of the items required in order to enable the Landlord to perform hereunder, in which event this Lease shall become null and void and without recourse by or against either party.

4.03 Completion Date. The "Completion Date" shall have been achieved when (a) Landlord has completed Landlord's Work, even though so-called "punchlist" items may remain to be finished or corrected, provided such punchlist items do not materially adversely affect Tenant's ability to use and enjoy the Leased Premises, and (b) a temporary or permanent certificate of occupancy with no prohibitions against Tenant's occupancy has been issued for the Leased Premises. Landlord and Tenant shall walk through the Leased Premises together promptly after the Completion Date to develop a punchlist of items to be completed or corrected, and Landlord shall complete or correct such punchlist items within thirty (30) days after development of the punchlist. The Tenant and not the Landlord shall be responsible for any damage to the Leased Premises or the Building caused by the Tenant, its agents, servants, movers or other contractors.

         During the period of any occupancy of the Leased Premises by Tenant prior to the Commencement Date, no Rent or additional rent shall accrue or by payable but otherwise such occupancy shall be subject to all the terms, covenants and provisions contained in this Lease.

4.04 Warranties. Landlord shall use reasonable efforts to enforce on Tenant's behalf all warranties and guaranties received by it from contractors and vendors in connection with Landlord's Work. Landlord shall I during the first lease year, correct any latent defects in Landlord's Work promptly after being notified of such defects by Tenant.

4.05 Representatives. Landlord hereby designates Thomas F. Guerra as its representative for all matters relating to Landlord's Work, who shall have full authority and responsibility to act on behalf of Landlord. Tenant hereby designates John Young as its representative for all matters relating to Landlord's Work, who shall have full authority and responsibility to act on behalf of Tenant. Each party shall be entitled to

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rely upon statements, assurances and agreements made by the other party's representative.

4.06 Tenant's Fixtures and Cabinets. Tenant and Landlord shall cooperate reasonably during construction to enable Tenant to install, at Tenant's sole cost and expense, its fixtures, cabling and telecommunications equipment in the Leased Premises prior to the Completion Date; subject, however, to Landlord's scheduling of Landlord's Work.

4.07 Acceptance of the Leased Premises. Tenant or its representatives may enter upon the Leased Premises during the progress of the Landlord's Work to inspect the progress thereof and to determine if the Landlord's Work is being performed in accordance with the requirements of this Section. Tenant shall promptly give to Landlord written notice of any alleged failure by Landlord to comply with those requirements. Landlord's Work shall be deemed approved by Tenant sixty (60) days after Tenant opens for business in the Leased Premises except for latent defects in workmanship or material. If Tenant shall not have opened for business within sixty (60) days after the Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord's Work has been completed except for any items stated in such certificate to be incomplete or not in conformity with Exhibit B or to the Plans and except for latent defects in the Landlord's Work.

5. Rent. Commencing on and as of the Commencement Date, the Tenant will pay to the Landlord, at the address specified in section 1.01, Rent, without set-off or deduction and without prior notice or demand, except as expressly provided in this Lease, at the annual and monthly rates f or the Term of this Lease as set forth in Section 1.01.

All Rent is payable in advance in the aforesaid monthly installments of Rent on the first business day of each month, with interest at the prime rate of interest, so called, announced by Fleet National Bank from time to time plus four (4%) percent on any unpaid installments of Rent or additional rent from the date due until paid in full. Such prime rate shall change as of each published change thereof by Fleet National Bank. If Fleet National Bank ceases to publish such a prime rate for any reason, the prime rate of The Wall Street Journal or any successor journal shall be utilized. Rent payable for any partial month will be prorated on a daily basis.

6.  Additional Rent.

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6.01 Electricity and Other Costs. As part of the Landlord's Work, the
Landlord will cause the Leased Premises to be separately metered for electricity. As additional rent , the Tenant will pay all costs of heat, gas, air conditioning, electricity and any other utilities, excluding water for lavatory purposes, consumed in the Leased Premises, including, but not limited to, relating to the use of the HVAC system during the Term hereof as shown by the applicable meters or, as in the case of a sub-meter, as reasonably calculated by the Landlord.

6.02 Taxes. Included in the Rent is the amount of fifty cents ($.50) per rentable square foot of space contained within the Leased Premises as a base amount with respect to real estate taxes applicable to the Land and Building (the "Real Estate Tax Base"). Based upon 38,270 rentable square feet, the initial Real Estate Tax Base would be $19,135.00. The Real Estate Tax Base shall increase by the amount of fifty cents ($.50) per square foot for each additional rentable square foot included in the Leased Premises subsequent to the date hereof. In the event the rentable square footage of the Leased Premises is reduced as a result of a taking, the Real Estate Tax Base shall similarly be reduced based upon the aforesaid formula. Each such increase or decrease shall be effective as of the date of the increase or decrease in rentable square footage. The Tenant shall pay, as additional rent with respect to real estate taxes for the Expense Year of calendar year 1998, commencing on and as of January 1, 1998, an amount equal to three (3%) percent of the Real Estate Tax Base, which amount shall be payable in twelve
(12) equal installments with the monthly installments of Rent. The aforesaid three (3%) percent increase shall be payable without regard to the actual increase or decrease in real estate taxes. For each Expense Year thereafter, Tenant shall pay to the Landlord, as additional rent, on account of real estate taxes, three (3%) percent of the sum of (i) the Real Estate Tax Base and (ii) the additional rent on account of real estate taxes payable for the prior Expense Year pursuant to the terms hereof. The Tenant shall also be solely responsible for and pay within the time period provided by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, leasehold improvements, equipment and any other of Tenant's personal or other property.

6.03 Tenant's Percentage; operating Expenses. Subject to the provisions of
Section 42, f or the purposes of this Lease, the following terms shall have the meanings hereinafter set forth:

(a) "Tenant's Percentage" shall mean the percentage computed from time to time by dividing the rentable area of the Leased Premises by the rentable area of the Building. In the event that either the rentable area of the Leased Premises or the rentable area of the Building is changed, Tenant's Percentage will be appropriately adjusted and, as to the Expense

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Year in which such change occurs, Tenant's Percentage shall be determined on the basis of the number of days during such Expense Year at each such percentage. Notwithstanding anything contained in this Lease to the contrary, unless the remainder of the Building is developed and leased for office use, the rentable square footage of the remainder of the Building will not be included in calculating the Tenant's Percentage and the operating expenses for such portion of the Building shall not be included in calculating the Operating Expenses to be paid by the Tenant under this Lease. In the event the Parking Area is part of a larger area made available for the use of tenants in one or more buildings comprising the Foundry Complex on adjacent land owned by the Landlord or an affiliated entity, its successors or assigns, and in the event the Landlord desires to allocate and bill Operating Expenses based upon such larger parking parcel(s), for purposes of calculating the payment by the Tenant with respect to Operating Expenses, the aforesaid rentable area formula shall be utilized to determine the Tenant's Percentage of the Operating Expenses applicable to the Building and the Land, with the formula to be utilized for the Parking Area as well as the other parking areas relating thereto (including the larger parking area of which the Parking Area is a portion) to be as follows:

         In order to calculate the Tenant's Percentage with respect to the Parking Area, the Landlord shall multiply the number of parking spaces which the Tenant is entitled to utilize in the applicable parking lots by five hundred (500) square feet per parking space and then divide the resulting number by the total square footage of the land in the applicable parking lots which comprise the parcel(s) involved. It is the intention and agreement of the parties that the Tenant shall pay, as the Tenant's Percentage of Operating Expenses relating to the Parking Area, the percentage that the square footage of the parking spaces available to the Tenant (calculated as aforesaid) bears to the total square footage of the parcel(s) comprising the applicable total parking area from time to time.

Notwithstanding anything contained in this Lease to the contrary, until the Landlord develops and leases the remainder of the Building for office purposes and the commencement date for such lease occurs, the Tenant's Percentage shall be 100%. At such time as the commencement date for any such office lease in the remainder of the Building occurs, the rentable square footage in such office space shall be included in the rentable area of the Building in order to calculate the Tenant's Percentage.

         (b) "Operating Expenses" shall mean the total costs and expenses paid or incurred by Landlord in connection with the operation, maintenance and repair of the Building and all improvements, located on or forming a part of the Land and used or available for the benefit of the Building, (including but not limited to the Parking Area), including, without limitation, (i)

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maintenance, repair and energy costs associated with maintaining air conditioning, electricity, steam, heating, mechanical, ventilating, escalator and elevator systems, sprinkler systems and all other common area utilities and the cost of supplies and equipment as well as maintenance and service contracts in connection therewith, (ii) the cost of maintenance, repair, cleaning, lighting, signing, painting, brick cleaning, resealing (but not repaving), striping, policing and security of the Land, Building and Parking Area, (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, loss of rent, earthquake and all other insurance with respect to the Land, Building and the Parking Area,
(iv) reasonable wages, salaries and other labor costs, including taxes, insurance, and equipment used in connection with the foregoing, removal of ice and snow and debris, and landscaping, (vi) a management fee no greater than market rate, and (vii) any other expenses of any other kind whatsoever reasonably incurred in operating, maintaining and repairing the Land, Building and Parking Area. It is understood and agreed that the term "Operating Expenses" does not include the following: any item that would be deemed a capital expenditure under generally accepted accounting principles; amounts received by Landlord through proceeds of insurance, tenants, other source; brokerage condemnation awards, warranties or any commissions; taxes; costs in the nature of fees, fines or penalties arising out of the breach of any obligation, contractual or at law, by Landlord or its contractors, employees or agents, including attorneys' fees; tenant buildout expenses, including permit, license and inspection costs relating thereto; costs or expenses relating to renovation of the Building or correction of latent defects in the Building; costs relating to non-compliance of the Building or Land with laws in effect as of the date hereof; costs relating to environmental compliance or remediation; reserves maintained or future expenditures not yet incurred; attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Building; expenses in connection with services not offered to the Tenant; overhead and profit increments paid to Landlord or any of its affiliates to the extent the same exceed market rates; interest, principal, points and fees on any debt or loans; advertising and promotional expenditures; and depreciation.

(c) "Expense Year" shall mean each twelve (12) consecutive calendar month period, with the first full Expense Year beginning January 1, 1997 provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period subsequent to the Commencement Date. In the event of a partial Expense Year or any such change, Tenant's

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proportionate share of Operating Expenses based on Tenant's Percentage shall be equitably adjusted for any partial Expense Year or for the Expense Years involved in any such change.

(d) "Operating Expense Base Amount" shall be the amount derived by multiplying the amount of Two and 00/100 ($2.00) Dollars by the amount of the rentable square feet of space in the Leased Premises from time to time. Based upon 38,270 rentable square feet of space, the Operating Expense Base Amount would be $76,540. In the event the Landlord elects at any time to bill separately for the Operating Expenses allocable to the Parking Area (or the larger parking lot parcel(s) as aforesaid) pursuant to Section 6.03 (a), the Operating Expense Base Amount shall be reasonably allocated by the Landlord between the Land and Building on the one hand, and the Parking Area and other applicable parking parcel(s) on the other.

6.04 Payment of Operating Expenses. Because of the manner in which the Building and other components of the Foundry Complex are operated, Operating Expenses for the Building are difficult to calculate with precision. Landlord and Tenant have therefore elected initially to assume that operating Expenses for calendar year 1997 are equal, on a per square foot basis, to the operating Expense Base Amount, and that Operating Expenses will increase by three percent (3%) per year after calendar year 1997. Landlord and Tenant have agreed that Tenant will be responsible for Tenant's Percentage of such three percent increases. Accordingly, for the Expense Year of calendar year 1998, Tenant shall pay to Landlord, as additional rent, an amount equal to three percent (3%) of the Operating Expense Base Amount, in twelve (12) equal monthly installments, commencing of January 1, 1998. For each Expense Year thereafter, Tenant shall pay to Landlord, as additional rent, an amount equal to the amount by which the Operating Expense Base Amount is exceeded by the product of 1. 03 times the sum of (a) the Operating Expense Base Amount and
(b) the additional rent payable on account of Operating Expenses f or the prior Expense Year in twelve (12) monthly installments commencing on the first day of the year. The above-described arrangement is referred to hereinafter as the "Three Percent Solution." Set forth on Exhibit E attached hereto is a table listing Tenant's additional rent obligation under the Three Percent Solution for each Expense Year.

Notwithstanding the foregoing, Landlord may for any Expense Year elect, in lieu of the Three Percent Solution, to have Tenant pay as its share of Operating Expenses the amount by which Tenant's Percentage of actual Operating Expenses for such Expense

Year exceeds the Operating Expense Base Amount, and in such event (i) Tenant shall pay such excess, in twelve (12) equal monthly installments, (ii) to the extent Tenant's cumulative payments under the Three Percent Solution for past increases in Tenant's Percentage Tenant shall receive a credit obligations under this Section 6.04 and (iii) if Landlord elects to revert to the Three Percent Solution for any subsequent Expense Year, the calculation shall be made as if Operating Expenses increased three percent (3%) per year from the Operating Expense Base Amount, regardless of whether in any particular Expense Year the Three Percent Solution was applied (i.e. Tenant's additional rent obligations shall be the amount set forth for the applicable Expense Year on Exhibit E).

Landlord' s election of whether or not to apply the Three Percent Solution to a particular Expense Year shall be made within one hundred twenty (120) days after the expiration of such Expense Year. In the absence of an election within such 120-day period, Landlord shall be deemed to have elected to apply the Three Percent Solution.

Regardless of whether the Three Percent Solution has been applied, Landlord shall, within one hundred twenty (120) days after expiration of each Expense Year deliver to Tenant a statement ("Landlord's Expense Statement") of an officer of Landlord setting forth the actual Operating Expenses for such Expense Year, including a description of any applicable allocation of costs shared by the Building and other components of the Foundry Complex. The failure of the Landlord to provide the annual statement called for hereunder shall not relieve the Tenant from its obligations hereunder. If the actual Operating Expenses for such Expense Year exceed the estimated operating Expenses paid by Tenant for such Expense Year which the Landlord elects to bill (and the Landlord elects not to apply the Three Percent Solution), Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Tenant's Percentage of the actual Operating Expenses within thirty
(30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the Tenant's Percentage of the actual Operating Expenses for such Expense Year, such excess shall be credited against the next installments of the estimated Operating Expenses due from Tenant to Landlord hereunder until exhausted or refunded to the Tenant if the Term has expired.

Tenant's aforesaid proportionate share of Operating Expenses for the Expense Year in which this Lease commences or terminates shall be in the

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proportion that the number of days from and including the first day of the
Expense Year in which the commencement or termination occurs to and including the last day of such Expense Year or Termination Date, as applicable, bears to 365; provided, however, in the event the Landlord elects to bill for actual increases in operating Expenses, Landlord may, pending the determination of the amount of Operating Expenses for such partial Expense Year, furnish Tenant with statements of estimated operating Expenses, and Tenant's proportionate share thereof for such partial Expense Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as additional rent, the monthly amount of Tenant's proportionate share of such Operating Expenses. After such Operating Expenses have been finally determined and Landlord's Expense Statement has been furnished to Tenant, and if there shall have been an underpayment of Tenant's proportionate share of Operating Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days of receipt of such statement, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within fifteen (15) days of the issuance of such statement.

6.06 Tenant's Audit Rights. Tenant shall have the right to audit the applicable records of the Landlord to confirm that the Operating Expenses billed to Tenant under this Section 6 are proper and conform to the provisions of this Section 6. Such right shall be exercisable by Tenant within one (1) year after Tenant's receipt of each such annual statement, the statement shall be deemed final and accepted by the Tenant. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records as they relate to any costs or expenses passed through to Tenant pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of additional rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate of Fleet National Bank, and such credit shall be extended to succeeding installments of additional rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the Term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date or expiration or earlier termination. In addition, in the event such audit by Tenant discloses such an overcharge in excess of twelve (12%) percent of the amount of the actual Operating Expenses, the Landlord shall pay to Tenant the reasonable costs and expenses documented by the Tenant of the cost of such audit up to the maximum amount of One Thousand and 00/100 ($1,000.00) Dollars.

7. Permitted Use: Compliance with Laws. etc. The Tenant will use the Leased Premises solely for office purposes together with the operation of a shrink wrap conveyor and processor for the preparation of existing software product mailings by Fed Ex or other like mailing services; provided, however, that the shrink wrap conveyor and processor equipment shall not occupy more than 7,000 square feet of the Leased Premises. No portion of the Leased Premises shall be used for manufacturing or industrial purposes. The Tenant will promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of Federal, State, city and town governments and all other governmental authorities or any national or local Board of Fire Insurance Underwriters affecting the Leased Premises or the Tenant's use thereof. Notwithstanding the foregoing or any other provision of this Lease to the contrary, however, Tenant shall not be responsible for compliance with any such laws, regulations or the like requiring (i) structural repairs or modifications to the Building, or (ii) repairs or modifications to the utility or building service equipment, or (iii) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Tenant's particular manner of use of the Leased Premises (as opposed to office use in general), or (b) be due to the negligence or willful misconduct of the Tenant or any agent, employee or contractor of Tenant. The Tenant will indemnify and hold harmless the Landlord from and against any and all penalties or damages charged to or imposed upon it or for any violation of any such laws, ordinances, rules or regulations by Tenant. The Tenant will not use, or permit the and/or the Land for any use of, the Leased Premises, the Building purpose which would cause the premiums on the Landlord's fire and casualty insurance to be increased or create a forfeiture or prevent renewal of such insurance. The Tenant shall not bring any oil, petroleum, hazardous substance or hazardous material regulated under any federal or state law on the Land or in the Building, except for ordinary office supplies, used in accordance with applicable law, or otherwise release or discharge any such hazardous substance or material (or allow any subtenant, invitee or visitor to do so). The Tenant will not use, or permit the use of, the Leased Premises, the Building and/or the Land for any improper, offensive or unlawful purpose.

8.   Repairs and Maintenance. Alterations.

8.01 Landlord's Repairs. The Landlord will maintain in good condition, and will make all replacements and repairs to, the roof, exterior and structural components of the Building and the Landlord will maintain in good condition and keep clean the Parking Area, halls, stairways and other areas in the Building used in common by all tenants; provided, however, that the Landlord will not be responsible for any repairs and maintenance made necessary by the negligence or misconduct of the Tenant or the Tenant's agents, servants, employees or contractors.

8.02 Tenant's Repairs. The Tenant will: (i) be responsible for repairs and maintenance made necessary by the negligence or misconduct of the Tenant or the Tenant's agents, servants, employees or contractors; (ii) maintain in good order, condition and repair and keep clean the Leased Premises (including the replacement of glass in windows and doors); and (iii) replace any light bulbs in the Leased Premises necessary during the Term hereof.

8.03 Alterations. The Tenant may not make any (i) structural alterations or improvements or (ii) non-structural alterations or improvements costing in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars in the aggregate in any 12 month period to the Leased Premises without the prior written consent of Landlord, which consent may be given or withheld in the Landlord's sole discretion. The Tenant may not make any non-structural alterations or improvements to the Leased Premises costing in the aggregate in any lease year One Hundred Thousand and 00/100 ($100,000.00) Dollars or less without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

9.       Tenant's Trade Fixtures.

9.01 Trade Fixtures Defined. For the purposes of this Lease, Tenant's "Trade Fixtures" means items of personal property owned by the Tenant and especially designed or fitted for use in its business which: (i) will not be affixed or incorporated into the Leased Premises in such manner that their removal will cause damage to the Building, and (ii) will, after removal, have a value significantly exceeding the cost of removal.

9.02 Installation and Removal. The Tenant may install Tenant's Trade Fixtures in the Leased Premises. Tenant's Trade Fixtures will, notwithstanding the manner of their installation, remain the property of the Tenant and will be removed by the Tenant upon the termination of this Lease. The Tenant will repair any damage to the Leased Premises occasioned by the removal of the Tenant's Trade Fixtures. Any of Tenant's Trade Fixtures left on the Leased Premises upon the termination of this Lease, at the election of the Landlord, may be (i) removed at the Tenant's expense and sold, stored or discarded, or
(ii) deemed to have been abandoned and to be the property of the Landlord.

10.      Public Liability Insurance; Indemnity.

10.01 Insurance. The Tenant will obtain and pay for comprehensive general public liability insurance insuring the Landlord and its mortgagees (as Additional Insureds) and the Tenant against loss from and liability for damages on account of loss or injury suffered by any person or property within or upon the Leased Premises, the coverage and protection of such insurance to be in the amount of at least $3,000,000 per incident.

10.02 Tenant's Indemnity. Tenant will indemnify and hold Landlord harmless from and against all loss, cost or damage (including reasonable attorneys' fees) sustained by Landlord on account of: (i) damage to property or injury to persons resulting from any accident or other occurrence on or about the Leased Premises, (ii) damage to property or injury to persons resulting from the Tenant's activities outside the Leased Premises but on the Land, if due to Tenant's negligence or misconduct, or (iii) the Tenant's failure to perform or fulfill any term, condition or agreement contained or referred to hearing to be performed or fulfilled by the Tenant (provided this clause shall not be construed so as to expand Landlord's remedies under Section 16). This indemnity shall survive the expiration or the earlier termination of this Lease.

10.03 Landlord's Indemnity. The Landlord will indemnify and hold Tenant harmless from and against all loss, cost or damage (including reasonable attorneys' fees) sustained by Tenant on account of: (i) damage to property or injury to persons resulting from any accident or other occurrence on or about the Leased Premises caused by the negligent act or omission of the Landlord,
(ii) damage to property or injury to persons resulting from activities of the Landlord in the Building or (iii) the Landlord's failure to perform or fulfill any condition or agreement contained or referred to herein to be performed or fulfilled by Landlord. This indemnity shall survive the expiration or the earlier termination of this Lease.

11. Fire or other Casualty: Cross Releases and Waiver of Subrogation; Tenant's Property.

11.01 Fire or Other Casualty. If the Building or the Leased Premises or any part thereof are damaged by fire or other casualty, the Landlord will, using all available insurance proceeds, forthwith commence and continue with all reasonable diligence the repair of the same; provided, however, that if the repair of the Building or Leased Premises shall require a period greater than two hundred seventy (270) days to restore, then upon notice given to the Tenant not later than sixty (60) days after the casualty, the Landlord may terminate this Lease as of the date of the casualty and a proportionate part of the Rent paid in advance will be repaid to the Tenant. Notwithstanding any of the foregoing provisions to the contrary, if (a) the Leased Premises are materially damaged by fire or other casualty during the last twelve (12) months of the Term and Tenant has not exercised its Term extension rights under this Lease, or (b) the Leased Premises are materially damaged by fire or other casualty and not restored (including restoration of the leasehold improvements in the Leased Premises to the extent initially installed by the Landlord as part of the Landlord's Work), within two hundred seventy (270) days after the date of such f ire or casualty, or (c) in the event the damage to the Leased Premises is such that the repair of such will require a period greater than two hundred seventy (270) days, then Tenant shall have the right, exercisable by notice to Landlord delivered within thirty (30) days after the date of such f ire or casualty (with respect to clause (a) or (c) above) or within thirty
(30) days after the expiration of such two hundred seventy (270) day period while f failure to restore the Leased Premises and the leasehold improvements in the Leased Premises persists (with respect to clause (b) above) , to terminate this Lease, effective as of the date of delivery of such notice. With respect to any provision set forth above, if Tenant fails to terminate this Lease within the aforesaid thirty (30) day periods, the Tenant shall be deemed to have waived its rights of termination under this Section 11.01. Any termination by the Tenant under this Article shall be null and void and of no force or effect in the event the Landlord completes the restoration work within forty-five (45) days of the Tenant's termination notice. Until the Leased Premises are restored by the Landlord, there will be an equitable adjustment of the base Rent and all additional rent.

The Tenant does hereby expressly waive any right or privilege of termination now granted or created under the provisions of any of the real property laws of the State of Rhode Island or any similar law, rule or regulation now or hereafter in effect relating to the damage or destruction of the Building or Leased Premises from any cause including, without limitation, Rhode Island General Laws, Section 34-18.1-8.

11.02 Release. The parties release each other from any claims, to the extent of the insurance coverage, for damage to any person or to the Leased Premises and the Building and to the personal property, fixtures, improvements and alteration of either the Landlord or the Tenant in or on the Leased Premises and the Building that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

11.03 Waiver of Subrogation. Upon the request of either party, each party will cause each fire or other casualty insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If any such insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance will notify the other party of this fact. The other party will have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

11.04 Risk of Loss. The risk of loss of or damage to property of the Tenant on or about the Leased Premises will be borne solely by the Tenant and neither the Landlord nor any other tenant will have any liability for loss thereof or damage thereto.

12.      Insurance.

12.01 Tenant's Insurance Policies. All insurance required under this Lease will be issued by companies reasonably satisfactory to the Landlord. Each such policy will contain a provision that no act or omission of the Tenant will affect or limit the obligation of the insurer to pay on behalf of the Landlord the amount of the loss sustained by, or claim made against, the Landlord, and will contain an agreement by the insurer that such policy will not be canceled without at least twenty (20) days' prior written notice to the Landlord.

12.02 Landlord's Insurance Policies. Landlord shall maintain in full force throughout the Term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy the co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Landlord shall supply to Tenant from time to time upon request of Tenant certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent. All policies of insurance maintained by Landlord shall contain the same waiver of subrogation provisions for the benefit of Tenant as Tenant is required to obtain in its insurance policies for the benefit of Landlord.

13. Subordination. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to all amendments or modifications of same, provided the mortgages involved enter into a nondisturbance agreement with Tenant under which the mortgagees agree to recognize all of Tenant's rights under this Lease, including Tenant's expansion, extension and first offer rights, if such mortgagee shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if such mortgage shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage. In the event of either of such elections, and upon notification by mortgagee to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages. Tenant agrees it will, upon request of Landlord, or any such mortgagee, execute, acknowledge and deliver any and all instruments deemed by Landlord, or by the requesting mortgagee, necessary or desirable to give effect to or notice of such subordination or priority. Any mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder, it is sole discretion, deems necessary or appropriate.

An election by a mortgagee under clause (i) of this Section to subordinate the rights and interest of Tenant to a mortgage shall not be valid unless consented to in writing by all the holders of record of all prior mortgages then outstanding secured by the Leased Premises or the Building, which consent such mortgagees may give or withhold in their sole discretion. The Landlord shall have the right from time to time (including, without limitation, pursuant to any provision contained in the mortgage having priority of record), to limit the foregoing right of subordination in favor of its mortgagees to only its first mortgagee.

14. Condemnation. In case, during the Term hereof, the whole of the Building, the Leased Premises and the Land shall be taken by condemnation or right of eminent domain, this Lease shall terminate on the date on which Tenant is deprived of possession. If so terminated, Landlord shall return any advance Rent payments. In case, during the Term hereof, at least one-third (1/3) of the Land and/or Leased Premises shall be taken by condemnation or right of eminent domain, both Landlord and Tenant shall have the option to terminate this Lease by written notice to the other given not later than sixty (60) days after the effective date of the taking. Should neither party elect to terminate this Lease pursuant to the foregoing provision, Landlord shall proceed with all reasonable dispatch after such taking or condemnation, and the determination of Landlord's award therein, to restore the Leased Premises to their condition prior to such taking to the extent such restoration may be practicable, provided that Landlord shall have no obligation to expend, in connection with such restoration, any amount in excess of the net proceeds to Landlord of such condemnation award.

In the event Landlord proceeds to restore such portion of the Leased

Premises, such restoration shall be completed within two hundred seventy
(270) days of the date Tenant was deprived of possession of such portion of the Leased Premises, and a just abatement of the base Rent and additional rent shall be made until such restoration has been completed in the same manner as provided in Article 11 with respect to insurance proceeds. In the event Landlord does not complete said restoration during said two hundred seventy (270) day period, except as a result of Act of God, weather, fire, casualty, labor difficulties or other force majeure causes outside of the Landlord's control, Tenant shall have the right, within thirty (30) days after the expiration of said two hundred seventy (270) day period, to terminate this Lease effective thirty (30) days from the date of Landlord's receipt of written notice of Tenant's election to so terminate. If Tenant fails to exercise its rights to terminate this Lease within the afroesaid thirty (30) day period, the Tenant shall be deemed to have waived its right of termination under this Section 14. Any termination by the Tenant under this Article shall be null and void and of no force or effect in the event the Landlord completes the restoration work within forty-five (45) days of the Tenant's termination notice. Except for awards for relocation expenses, all compensation awarded or paid upon any taking or condemnation of the Land, Building and/or the Leased Premises shall belong to and be the property of Landlord without any participation by Tenant. Tenant specifically waives and assigns to Landlord all claims for any value of its leasehold interest or lease. If so terminated, Landlord shall return any advance Rent payments.

15. Assignments and Subleases. The Tenant will not directly or indirectly assign or encumber its interest in this Lease or in the Leased Premises, or sublease all or any part of the Leased Premises, or allow any other person, firm or corporation to occupy or use all or any part of the Leased Premises, without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment, encumbrance or sublease without the Landlord's consent will be voidable and, at the Landlord's election, will constitute a default under this Lease. Each assignee or sublessee shall execute an agreement in favor of the Landlord by which such party agrees to comply with all the terms of this Lease except, in the case of a subtenant only, the payment of rent to the Landlord. No permitted assignment or subleasing will in any way affect or reduce any of the liabilities or obligations of the Tenant under this Lease, which liability shall be joint and several with any assignee or sublessee, as applicable. The parties agree that with respect to any approved assignment or sublease, the Landlord and Tenant pay to the Landlord fifty (50%) percent of the net profit paid or payable to the Tenant as a result of same, which net profit shall equal the assignment consideration or sublease rent minus the Tenant's brokerage commission, reasonable legal costs, leasehold improvements and other applicable costs associated with the assignment or sublease.

If, at any time during the Term of this Lease, Tenant is:

(a) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur, as a result of any single transaction or as a result of any series of related or unrelated transactions over time, any change in the identity of any person then having a ten percent (10%) or greater voting interest with respect to the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant (the foregoing shall not be applicable if Tenant is a publicly traded corporation); or

(b) a partnership, limited liability company, or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association and who holds at least a ten percent (10%) interest in the profits and/or losses of such partnership; then, and in either event, Tenant shall be deemed to have assigned this Lease in violation of the terms herein contained, and shall be in default hereof, and Landlord shall be entitled to the remedies set forth in this Lease. Notwithstanding anything contained herein to the contrary, the Tenant may assign this Lease or sublease the Leased Premises without the Landlord's consent to any parent, subsidiary or affiliate of the Tenant or in connection with the consolidation, merger or reorganization of Tenant or the sale by Tenant of all or substantially all of its stock or assets.

16.      Default and Remedies.

16.01 Events of Default. The Tenant will be in default under this Lease upon the occurrence of any of the following events or conditions as to the Tenant or any guarantor of the Tenant's obligations hereunder: (I) the Tenant's failure to pay Rent, additional rent or make the other payments at the times and in the manner provided herein, such failure having continued for a period of ten (10) days (no notice of such nonpayment being required to be given by the Landlord): (ii) the Tenant's failure to perform or fulfill any other term, condition or agreement contained or referred to herein, on the part of the Tenant to be performed or fulfilled, such failure having continued for a period of thirty (30) days after notice thereof shall have been given by the Landlord to the Tenant, unless such non-monetary default, although curable, shall require a longer period as is reasonable to effect a cure, in which case the Tenant shall have up to an additional one hundred twenty (120) days to cure; (iii) if the Tenant or any guarantor of the Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; (iv) if the Tenant or any such guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; (v) if any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (x) results in the entry of an order for relief against it which is not fully stayed within seven business days after the entry thereof or (y) remains undismissed for a period of 45 days; (vi) if the leasehold interest hereby created is levied upon by execution or taken by process of law; or (vii) the dissolution of the Tenant or any guarantor of the Tenant's obligations hereunder.

16.02 Remedies. In the event of default existing beyond all applicable grace and cure periods, it will be lawful for the Landlord thereupon, or at any time thereafter, at the Landlord's option, to exercise all rights and remedies available at law or in equity and to terminate this Lease and to enter upon the Leased Premises and to expel the Tenant and those claiming under the Tenant, without being guilty of any manner of trespass, and thenceforth peacefully and quietly hold and enjoy the Leased Premises as if this Lease had not been made; without prejudice, however, to any right to sue f or and recover any base rent and additional rent and other sums then and thereafter due under this Lease, or to any claim f or damages or right of action or remedy for preceding breach of any covenant, agreement or condition herein contained which the Landlord might otherwise have or use.

16.03 Additional Remedies. Upon the termination of this Lease under any provision contained in Section 16.01, or if this Lease is otherwise terminated by operation of law or as a result of any uncured default or breach of any obligation of Tenant, Tenant shall nevertheless remain liable for all Rent (including, without limitation, additional rent payable on account of Operating Expenses, and all other payments or amounts deemed to be additional rent hereunder) then due and payable hereunder as of the date of the termination of this Lease, together with all damages due or sustained by Landlord prior to such termination or arising as a result of events or conditions occurring or in existence during the Term hereof and prior to or after such termination, and all reasonable costs, fees and expenses incurred by Landlord in pursuit of, or in the collection of its remedies hereunder or under any law, or in leasing or attempting to lease all or any porting the Leased Premises to others from time to time (including, without limitation, all repossession costs, brokerage commissions, reasonably attorney's fees in connection with the foregoing matters, and all reasonable costs of such alterations, repairs, and decoration as Landlord, in its reasonable judgment, considers necessary or advisable in connection with such reletting) (all such rent, damages, costs, fees and expenses being referred to herein as the "Termination Damages") and, in addition thereto, additional damages (the "Additional Damages") , which, at the election of Landlord, shall be either of the following:

(a) an amount or amounts equal to all Rent (including, without limitation, base Rent and all additional rent) which, but for termination, would have been payable to Landlord over the remainder of the Term, reduced by the amount of rent, if any, which the Landlord shall actually receive from time to time during such period from others to whom the Leased Premises may be rented from time to time. The Landlord shall not be obligated to attempt to collect any rental or other payment obligation from any other person renting all or any portion of the Leased Premises by litigation or otherwise. Such Additional Damages shall be computed and payable in monthly installments, with interest on any amount in arrears at the maximum rate of interest per year permitted by law, in arrears, on the f rst day of each calendar month following termination of the Lease and shall continue to become due and payable in monthly installments until the date on which the Term would have expired but for such termination and any and all amounts due and payable hereunder, including any amount in arrears, shall be a continuing liability of Tenant thereafter, and interest thereon shall accrue at the maximum rate of per year permitted by law, until Tenant shall discharge same by payment to Landlord of the amount due, and any suit or action brought from time to time to collect any such Additional Damages for any month or months shall not in any manner prejudice the right of Landlord to collect any Additional Damages for any subsequent month or months by a similar proceeding. There shall be added to any payment required to be made hereunder, as Additional Damages, any additional Termination Damages incurred by Landlord during the month preceding the due date of such payment, in pursuit of, or in the collection of any of its remedies hereunder, or under any law, or in leasing or attempting to lease the Leased Premises to others (including, without limitation, all repossession costs, brokerage commissions, fees for legal services in connection with such reletting, and all costs of such alterations, repairs, and decorations as Landlord considers necessary or advisable in connection with such reletting); or

(b) an amount equal to the present value (as of the date of such termination) of all Rent (including, without limitation, base Rent and additional rent) which, but for termination of this Lease, would have become due during the remainder of the Term, reduced by an amount equal to the fair rental value of the Leased Premises over the remainder of the

Term, as determined by an independent real estate appraiser named by Landlord, in which case such Additional Damages shall be payable to Landlord in one lump sum on demand made by Landlord at any time and shall bear interest at the rate of 1 1/2% per month from the date of termination until paid. For purposes of this clause (b) , present value shall be computed by the application of a discount rate equal to the discount rate in effect at the Federal Reserve Bank nearest to the location of the Foundry Complex as of the date of determination.

In addition, if this Lease is terminated under any provision contained in
Section 16.01, or as a result of any default or breach of any obligation of Tenant, Landlord may, but shall have no obligation to, relet the Leased Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) ad non such terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any rent due upon such reletting. The Landlord agrees to use reasonable efforts to mitigate its damages if and to the extent required by applicable law.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state laws relating to bankruptcy or insolvency or reorganization or arrangement by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

16.04 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

16.05 Creditors. In the event of default, this Lease will not, except at the option of the Landlord, continue for the benefit of any attaching creditor, assignee for the benefit of creditors, permanent receiver, or trustee in bankruptcy.

16.06 Attorneys 0' Fees. In the event of any litigation between Landlord and Tenant, the unsuccessful party as determined by a court of competent jurisdiction shall reimburse the successful party for all reasonable legal fees and expenses incurred by the successful party in prosecuting or defending any such action.

17. Other Rights and Responsibilities of Landlord; Services and Utilities.

17.01 Landlord's Rights. The Landlord and its authorized representatives will have the right to enter the Leased Premises at all reasonable times upon reasonable notice (except in the case of emergency when no notice shall be required) for any of the following purposes: (i) to determine whether the Leased Premises are in good condition and whether the Tenant is complying with its obligations under this Lease; (ii) to give any notice required or permitted to be given to the Tenant hereunder; (iii) to show the Leased Premises to prospective brokers, agents, buyers, or tenants during the last six (6) months of the Term; or (iv) to do any necessary maintenance and to make any restoration or repairs to the Leased Premises or the Building. In exercising such rights, Landlord shall use diligent efforts to prevent or minimize inconvenience with Tenant's use of the Leased Premises and Parking Area.

17.02 Common Facilities. The Landlord will have the right to relocate or change any common facility in the Building provided that comparable facilities are provided and Tenant's use and enjoyment of and access to the Leased Premises and the Parking Area are not materially affected.

17.03 Building Hours. The Landlord will have the right to close the Building after regular business hours (from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays) and on Sundays and legal holidays but Tenant will have access to the Leased Premises and the Parking Area twenty-four (24) hours per day, seven (7) days per week, throughout the Term.

17.04 Repairs. The Landlord will have the right to close doors, entryways and common areas for the purpose of repairing, maintaining or altering the same. In exercising such rights, Landlord shall use diligent efforts to prevent or minimize inconvenience and interference with Tenant's use of the Leased Premises.

17.05 Services. The Landlord will provide the following to the Tenant: (i) water for reasonable domestic purposes and reasonable heat at the Tenant's expense for the comfortable use and occupancy of the Leased Premises; (ii) electrical energy at Tenant's expense f or ordinary room illumination, operation of office and business machines and equipment operating on standard 110 volt current drawing not in excess of 15 amps; (iii) maintenance and cleaning of the areas of the Building used in common by all tenants; (iv) the services, utilities, facilities and supplies set forth in Exhibit D attached hereto; and (v) at Tenant's reasonable request and expense, such additional services as are usual and customary in similar buildings in Providence.

The Tenant will pay for the cost of electricity and any other service or utility used by it. The Tenant will also pay all electrical costs for heating, ventilation and air conditioning. Except when occasioned by the Landlord's gross negligence or willful misconduct, the Landlord will have no responsibility or liability (other than as set forth in Section 17.06 hereof) for defects, delays, lapses or cessation in or of these services and, in any event, the Landlord will have no liability for consequential damages resulting from any defect, delay, lapse or cessation in or of these services.

17.06 Interruptions. Notwithstanding any provisions of this Lease to the contrary, in the event Tenant is not reasonably able to use the Leased Premises or the Parking Area on account of work, repairs or alterations made by Landlord or a cessation or reduction in any access, utilities or services necessary for use of the Leased Premises or the Parking Area, the base Rent shall be abated equitably hereunder from and after the date that is two (2) business days after the date upon which Tenant became unable to use the Leased Premises or the Parking Area, as applicable, until the date Tenant is again reasonably able to use the Leased Premises and the Parking Area. In addition, in the event the Tenant is not reasonably able to use the Leased Premises f or a period of 270 consecutive days as a result of the interruption in utilities or the performance of any environmental remediation work with respect to the Leased Premises, the Tenant shall be entitled to terminate this Lease pursuant to thirty (30) days written notice to the Landlord. Such termination notice shall be null and void and have no force or effect in the event the Landlord restores the utilities which have been interrupted or otherwise permits the Tenant to reasonably use the Leased Premises within thirty (30) days after delivery of Tenant's termination notice.

17.07 Signs. Tenant may, at its sole cost and expense and subject to and in compliance with all applicable laws, install Tenant's sign on the exterior facade of the Building. Said sign shall be of a size and design and with materials selected by Tenant provided it is consistent with the Landlord's standard building signage in the Foundry Complex.

18.  Surrender; Holdover.

18.01 Surrender. At the termination of this Lease, the Tenant will peaceably surrender the Leased Premises in good order, condition and repair, excepting reasonable wear and tear and excepting damage by fire or other casualty which has been insured against.

18.02 Holdover. If the Tenant remains in possession of the Leased Premises after the expiration of the Term of this Lease and continues to pay rent without any express agreement as to holding over, the Landlord's acceptance of rent will be deemed an acknowledgement of the Tenant's holding over upon a month-to-month tenancy, subject, however, to all of the terms and conditions of this Lease except as to the Term hereof and any option to renew the Term.

18.03 Holdover Rent. If the Tenant remains in possession of the Leased Premises after the expiration of the Term of this Lease, whether as a month-to-month tenant pursuant to Paragraph 18.02 or otherwise, and the Landlord at any time declines to accept the rent at the rate specified herein, the Tenant's holding over thereater will be deemed to be as a tenant at sufferance. The Tenant will nevertheless be subject to all of the terms and conditions of this Lease except as to the Term hereof and any option to renew the term and except that the tenant will pay a monthly rent in an amount equal to one hundred fifty (150%) percent of the amount otherwise due hereunder. Nothing herein in paragraphs 18.02 and 18.03 shall be understood to imply any right of holdover on the part of the Tenant.

19. Quiet Enjoyment. Upon paying the rent and all other payments required to be made by the Tenant hereunder, and upon the Tenant's performing and fulfilling all terms, conditions or agreements on its part to be performed and fulfilled, the Tenant will quietly have and enjoy the Leased Premises during the Term of this Lease without lawful hindrance by any person claiming by, through or under the Landlord.

20. Waivers. The failure of the Landlord to insist in any one or more instances upon the strict and literal performance of any of the agreements, terms, or conditions of this Lease or to exercise any option of the Landlord herein contained, will not be construed as a waiver for the future of such term, condition, agreement or option. The receipt by the Landlord of rent with knowledge of the breach of any term, condition, or agreement will not be deemed to be a waiver of such breach. The receipt by the Landlord of rent after the giving of any notice required to be given to the Tenant by law or by the terms of this Lease will not in any way affect the operation of such notice.

21. Notices. No notice, approval, consent or other communication permitted or required to be given by this Lease will be effective unless the same is sent postage prepaid, by United States registered or certified mail, return receipt requested, to the other party at the following addresses: if to the Landlord, at the address set forth in Section 1.01, with a copy to: David J. Tracy, Esquire, McGovern, Noel & Benik, 1800 Hospital Trust Tower,
Providence, Rhode Island 02903; and with a copy to mortgagees pursuant to
Section 26; and if to the Tenant, to Inso Providence Corporation, with a copy to the address set forth in Section 1.01, with a copy to: Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attn: Mark G. Borden, Esq. or to such other address as either party may designate by notice to the other party.

22. Governing La . This Lease and the performance thereof will be governed, interpreted, construed and regulated by the laws of the State of Rhode Island without resort to the conflict of laws rules of the State of Rhode Island.

23. Successors and Assigns. This Lease will bind and enure to the benefit of the parties hereto and their respective successors and permitted assigns. References herein to the parties will be deemed to include their respective successors and permitted assigns.

24. Entire Agreement. This Lease contains all of the agreements of the parties and may not be modified or amended except by written agreement.

25. Tenant's Rules and Regulations. The Tenant will comply with rules and regulations, enforced in a non-discriminatory manner, attached to this Lease as Exhibit C. The Landlord will have the right from time to time to alter or amend the same. Upon delivery of a copy of reasonable altered or amended rules and regulations to the Tenant, the Tenant will become bound by them and will comply with the same. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease will prevail. The Landlord will not be liable to the Tenant for violation of any rules and regulations by other tenants, but Landlord will use reasonable efforts (excluding litigation or defaulting a tenant) to enforce the rules and regulations uniformly against all tenants in a non-discriminatory manner.

26. Notice to Mortgagee. After receiving written notice from any person, firm or other entity that it holds a mortgage which includes as part of the mortgaged premises the Building, Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as it required to be given to Landlord under the terms of this Lease; but such notice may be given by Tenant to Landlord and such holder concurrently.

27. Assignment of Rents. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on the Building, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall not be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect.

28. Mechanics' Liens. Tenant agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanics, materialmen's or other lien(s) against the Building, the

Leased Premises, the Land and/or the Landlord's interest therein, which liens may arise out of any payment due, or purported to be due, for any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Building and/or the Leased Premises. Landlord shall not be deemed to have consented to the placing of a lien on the Building or Leased Premises by any person dealing with the Tenant.

29. No Brokerage. Tenant and Landlord warrant and represent, each to the other, that they have dealt with no broker in connection with the consummation of this Lease other than Landlord's broker, Commercial Properties, Ltd. Landlord shall pay all commissions due to Commercial Properties, Ltd. as a result of this Lease pursuant to the separate agreement between Landlord and Broker. In the event of any brokerage claims against any party predicated upon prior dealings with the other by any other broker, the defaulting party agrees to defend the same and indemnify the other against any such claim.

30. Provisions Binding, Limitation on Landlord's Liability, Etc. Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant. The obligations of the Landlord shall be binding only upon the assets of the Landlord which comprise the Land and the Building. No individual partner, trustee, shareholder, officer, director or employee of the Landlord shall be personally liable and the Tenant shall look solely to Landlord's interest in the Land and Building in pursuit of its remedies. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give written consent to a particular assignment as required by the provisions hereof.

31. Estoppel Letter. Upon not less than ten (10) days' prior notice by Landlord from time to time, Tenant agrees to execute, acknowledge and deliver to Landlord, and to any assignee, mortgagee, lender or any other third party which Landlord may designate, a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no known defenses, offsets or counterclaims against its obligations to pay the rent, additional rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any known defenses, off sets or counterclaims, setting them forth in reasonable detail) , and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the general nature of such default). Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Leased Premises, or any prospective assignee of any such mortgage.

32.  Security Deposit.

32.01 Security Deposit - Amount. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the sum set forth in Section 1.01 as the Security Deposit, if any, receipt of which is hereby acknowledged by Landlord. The Security Deposit set forth in Section 1.01 shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by the Tenant to be kept and performed during the lease Term. If at any time during the lease Term, any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, Landlord may, but shall not be required, at its sole discretion, appropriate and apply any portion of said Security Deposit to the payment of any such sum.

32.02 Application of Security Deposit. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then the Landlord at its sole option may appropriate and apply the entire Security Deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by the Landlord, the Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute an event of default hereunder. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned in full to Tenant within thirty (30) days following the end of the Term of this Lease, or upon the earlier termination of this Lease, minus any portion thereof which may have been utilized by Landlord to cure any default or applied to any damage suffered by Landlord. Neither said deposit, nor application thereof by Landlord, as provided herein, shall be a bar or defense to any action whatsoever which Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

32.03 Transfer of Deposit. The Landlord may deliver the funds deposited hereunder by the Tenant to the purchaser of Landlord's interest in the Leased Premises, in the event that such interest be conveyed, and thereupon Landlord shall be discharged by Tenant Lessee from any further liability with respect to such Security Deposit provided said purchaser assumes in writing Landlord's obligations under this Lease (subject to and with the benefit of Section 30), including obligations relating to the

Security Deposit.

33.  Special Mortgagee Provisions.

33.01 Rights of Mortgage Holders. In the event the holder of a mortgage shall succeed to the interests of the Landlord such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry, subject to and with the benefit of all of the provisions of this Lease. No Rent, additional rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payment are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

33.02 Mortgagee's Right to Cure Defaults. Notwithstanding anything contained in this Lease to the contrary, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenants obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of which Tenant has been given notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within sixty (60) days thereafter; but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition.

34.  option to Extend.

34.01 Extended Term. The Tenant is hereby given the option to extend the Term of this Lease for a single term of five (5) years at the expiration of the initial Term (the "Extended Term") . This Lease shall be deemed to be extended at the end of the Term hereof for the Extended Term upon and subject to the following terms and conditions:

(a) There shall not exist at the time of the exercise of the option to extend the Term or at the commencement date of the Extended Term any default or event of default under this Lease; and

(b) Tenant shall have given Landlord written notice of Tenant's exercise of its option to extend this Lease on or before the date occurring not later than twelve (12) months prior to the Termination Date.

34.02 Terms of Extension. All terms and provisions of this Lease shall apply to the Extended Term, except for the amount of annual base Rent and additional rent for Operating Expenses and real estate taxes payable therefor, which shall be equal to the current fair market rental rate for all such items of rent and additional rent. In no event, however, shall the base Rent and additional rent be less than the base Rent and additional rent payable f or the last year of the prior Term. In the event that the Tenant fails to provide the notice described in subparagraph (ii) above, within the time set forth therein, the Tenant shall be deemed to have waived its option to extend the Term for the Extended Term. Tenant shall have no further right to extend this Lease beyond the Extended Term. Each reference in the Lease to the "Term" shall be deemed to include any option term f or which the Tenant has exercised its option to extend unless the context clearly requires a different meaning.

Upon the Tenants exercising its option to extend, the parties shall attempt to agree upon the f air market rental value of the Leased Premises. In the event that the parties hereto cannot agree to such fair market rental value on or before the date which is nine (9) months prior to the original Termination Date of this Lease (the "Adjustment Date"), the fair market rental value for such Extended Term shall be determined by binding appraisal as follows:

(a) Either of Landlord or Tenant may give the other written notice after the Adjustment Date designating an independent appraiser ("First Appraiser"). The other party shall within fifteen (15) days thereafter designate a second independent appraiser ("Second Appraiser") and the First Appraiser and Second Appraiser so designated or appointed shall meet within ten (10) days after the Second Appraiser is appointed. If, within fifteen (15) days after the second Appraiser is appointed, the First Appraiser and Second Appraiser do not agree upon the then fair market rental value of the Leased Premises, they shall themselves appoint a Third Appraiser who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within fifteen (15) days after the time aforesaid, the Third Appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree then either party, on behalf of both, may request such appointment by the then President of the Rhode Island Board of Realtors or any similar association.

(b) In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such appraiser so failing, refusing or being unable to act. Each party shall pay the fees and expenses of the one of the two original appraisers appointed by such party, or in whose stead, as above provided, such appraiser was appointed, and one-half of the fees and expenses of the Third Appraiser, and all other expenses, if any, shall be borne equally by both parties. Any appraiser designated to serve in accordance with the provisions of this option to extend shall be disinterested, shall be qualified to appraise real estate in Rhode Island of the type covered by this option to extend, shall be a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such Institute is not then in existence), and shall have been actively engaged in the appraisal of commercial real estate in Rhode Island for a period of not less than five (5) years immediately preceding his appointment. Each party will also pay their own attorneys' fees.

(c) The appraisers shall determine the fair market rental value of the Leased Premises as of the date of appraisal. A decision joined in by two of the three appraisers shall be the decision of the Appraisers and shall be binding on the parties. After reaching a decision, the appraisers shall give written notice thereof to Landlord and Tenant.

(d) If the appraisers fail to reach a decision within thirty (30) days after the appointment of the Third Appraiser, the Appraisers shall average the three appraisals if no appraisal is more than ten (10%) percent in variation from the other two (2) appraisals and such average shall be the fair market rental value of the Leased Premises. If there is any such variation of more than ten (10%) percent, the appraisal process shall start over with the appointment of new appraisers.

Notwithstanding the foregoing to the contrary, the Landlord and the Tenant may at any time terminate the aforesaid appraisal process should they agree on a fair market rental value for the Leased Premises for the extended term in question.

In the event for any reason whatsoever the parties have not executed a written instrument setting forth the annual base Rent and additional rent for the Extended Term by the originally scheduled Termination Date for the initial Term (including, without limitation, as a result of any dispute or disagreement as to the annual base Rent for the Option Term), the Tenant shall continue pay the annual base Rent specified in Section 1.01 increased by ten (10%) percent (together with all additional rent) and when the new rent has been determined, the Tenant shall pay to the Landlord any underpayment and the Landlord shall refund any overpayment within a period of thirty (30) days.

35. Right of First offer - Additional Space.

If at any time during the Term Landlord intends to lease the whole or any portion of the remaining space in the Building, the Tenant shall have the right of first refusal to lease the additional space (the "Additional Space") comprising the remainder of the Building shown on the Site Plan attached hereto as Exhibit A-1. The term of the Tenant's lease of the applicable Additional Space shall be the term offered to the prospective tenant for the applicable Additional Space. Tenant's exercise of this right of first refusal to lease the Additional Space is subject to the condition that there shall not exist at the time of Tenant's attempted exercise of such right of first refusal any event of default under this Lease.

Should the Landlord desire to lease such Additional Space, the Landlord shall notify the Tenant in writing of its intention to lease the same. Such notice shall set forth the rentable square footage involved, the location of the space, the applicable rent including the applicable additional rent for taxes, Operating Expenses and the like, the amount of any allowance for leasehold improvements as well as the other applicable economic lease terms. The Landlord agrees to provide the Tenant with the letter of intent or other document, if any, setting forth the terms of the proposed lease transaction. Upon receipt of such written notice, the Tenant shall have thirty (30) days to notify the Landlord in writing that the Tenant is exercising its right of first refusal pursuant to the terms of this Section. Upon Tenant's sending such notice to the Landlord, the Tenant will be deemed to have agreed to lease the Additional Space upon the terms set forth in the Landlord's aforesaid notice. If Tenant declines to accept Landlord's offer, Landlord shall be free for a period of one hundred fifty (150) days to lease the subject space to a third party on terms no more favorable to such party than those proposed to Tenant. If Landlord fails to execute a lease on such terms upon the expiration of said one hundred fifty
(150) day period (the "Revival Date"), Tenant's first refusal rights shall again apply. The annual base rent and additional rent including, without limitation, additional rent for taxes and operating expenses as defined and described in the Landlord's notice to the Tenant shall be the amounts to be paid by the Tenant for the Additional, Space even if the additional rent is to be paid without a base year and: covers a broader' category of items. The Tenant and the Landlord shall, within ten (10) business days after the date of the Tenant's notice to the Landlord that it has exercised its right of first refusal hereunder with respect to the Additional Space, execute an amendment to this Lease, which of the Tenant and add the Additional Space to this Lease for all purposes including the calculation of the Tenant's Percentage and the payment of additional rent for Operating Expenses. If the proposed term for the Additional Space to be leased by the Tenant pursuant to the exercise of the foregoing right of first refusal extends beyond the end of the Term of this Lease, Tenant's exercise of the within right of first refusal shall be conditioned upon Tenant's extending the Term so as to make it coterminous with the proposed term of the first refusal space. In such event the base Rent during such extension of the Term beyond the original ten (10) year Term for the Leased Premises

(excluding the Additional Space) shall be the fair rental value determined under Section 34.02. The fair rental value shall be determined pursuant to the dates set forth in Section 34.02 with the Tenant being deemed to have exercised its option to extend on the first day of the last year of the Term. Upon the expiration of such new Term for the Leased Premises including Additional Premises, the Tenant shall have the option to extend set forth in
Section 34.01; provided, however, if the Term of the Lease has been extended for five (5) or more years as provided above in order to cause this Lease to be coterminous with the term of the first refusal space, the Tenant will no longer have an option to extend under Section 34.01.

         In the event the Tenant should desire to lease any available space in the Building prior to receiving any notice from the Landlord in connection with Tenant's right of first refusal, the Tenant may notify the Landlord of such desire and, in such notice, the Tenant shall specify the base rent and additional rent the Tenant is willing to pay for such space. The Tenant acknowledges and agrees that the Landlord is not obligated to lease any space in the Building to the Tenant except in connection with Tenant's exercise of its right of first refusal. The Landlord is not obligated to accept the proposed rental offered by the Tenant and the Landlord may elect to attempt to lease any such space to another tenant subject only to the right of first refusal set forth herein.

Notwithstanding anything contained herein to the contrary this right of first refusal and the right to lease the Additional Space as aforesaid may not be assigned apart from this Lease and shall automatically expire on the date of the expiration of such right or the earlier termination of this Lease.

36. Financial Information. The Tenant agrees to provide its most recent financial statements and other relevant financial information covering Tenant and the Guarantor promptly upon Landlord's request for same from time to time. If Tenant or Guarantor is a publicly traded company and Landlord is able to obtain the applicable financial statements and financial information for such entity from another source, the Tenant shall not be obligated to provide said financial statements and information to Landlord.

37. Force Majeure. Except as otherwise set forth herein with respect to Landlord's construction and delivery obligations under Section 4 and excluding the exercise of the right to cure by a mortgagee pursuant to Section 33.02 in connection with Landlord failures under Section 4, in any case where either party hereto is required to do any act, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor, materials or equipment, government regulations or any other unavoidable delays shall

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not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or "a reasonable time." Notwithstanding the foregoing, the concept of unavoidable delay or force majeure shall not apply to the payment of base Rent, additional rent or any other payments under this Lease.

38. Landlord's Representations, Warranties and Covenants. Landlord represents and warrants to Tenant that (i) Landlord holds fee simple title to the Leased Premises, Building and Land, free and clear of any encumbrance that may interfere with the use of the same by the Tenant for the uses contemplated under this Lease; and (ii) Landlord has full authority and capacity to enter into this Lease and all necessary corporate and partnership actions and consents necessary for Landlord to enter into this Lease have been taken or obtained. Landlord covenants to Tenant that upon completion of the Landlord's Work, the Leased Premises, Building and Land will be in material compliance with all applicable zoning and land use laws.

39. Landlord's Hazardous Waste Indemnity. To the best of Landlord's knowledge, Landlord represents and warrants to Tenant that the Leased Premises, Building and Land do not contain any "hazardous substances" or "hazardous waste", as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder, the Resource Conservation and Recovery Act, as amended, and regulations thereunder, and the Federal Clean Water Act, and regulations thereunder, or oil, petroleum products, asbestos, radioactive materials or similar regulated substances (collectively, "Hazardous Materials") other than the Hazardous Materials, if any, identified in the "Level 1 Environmental Site Assessment Report" dated April 27, 1995 (the "Environmental Report"), a copy of which has been provided to Tenant. Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all clean-up costs, remediation costs and reasonable legal fees incurred in connection with or arising out of or relating in any way to the presence of Hazardous Materials as identified by the Environmental Report as of the date hereof or the presence of Hazardous Materials in or on the Land, the Building or the Leased Premises caused solely by Landlord's activities on the Leased Premises, Building or Land, but excluding any damages of the Tenant such as, without limitation, any consequential or incidental damages incurred in connection with or arising out of the presence of Hazardous Materials in or on the Building, the Land and the Leased Premises. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all cleanup costs, remediation costs and reasonable legal fees incurred in connection with the presence of Hazardous Materials in or on the Building, the Land or the Leased Premises caused by Tenant's or its agents', employees' or contractors' activities.

40. Notice of Lease. Upon request of either party, after the Tenant

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takes occupancy of the Leased Premises pursuant to Section 4.02 hereof, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, stating the Commencement Date and Termination Date of the Lease and making reference to Tenant's extension, expansion and first offer rights, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

41. Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following sixty (60) days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees and expenses, in curing such a default shall be paid by Tenant to Landlord as additional rent on demand, together with interest thereon at the maximum rate permitted by law from the date of payment by Landlord to date of payment by Tenant.

42.      Balance of Building.

42.01. In the event any portion of the Building not included within the Leased Premises is used for a purpose other than office use and uses ancillary thereto (the "Other Use") , the following provisions shall apply:

         (a) In the event, at the Landlord's option, the Operating Expenses for such additional portion of the Building are included in the Operating Expenses payable by the Tenant under Section 6.04, Landlord shall identify those Operating Expenses that are attributable primarily to the Other Use, or same higher as a result of the Other Use than the would be if the space subject to the Other Use were being used for office purposes, and Landlord shall remove such costs and increased costs from the Operating Expenses for which Tenant would otherwise be liable hereunder;

         (b) If the Other Use generates more parking demand than office use would, the Permanent Parking Spaces shall become Tenant's exclusive parking spaces. In the event any portion of the Building not included within the Leased Premises is used for retail uses, the Permanent Parking Spaces shall be the Tenant's exclusive use, and Landlord and Tenant shall cooperate reasonable and in good faith, at Landlord's sole cost and expense, to identify the Permanent Parking Spaces as being reserved for the Tenant; and

         (c) If the Other Use places a greater demand on Building operating systems, such increased demand shall be accommodated at Landlord's expense in a manner that will not diminish the availability or capacity of such systems to service the Leased Premises.

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42.02. The portion of the Building not included within the Leased Premises shall, whether occupied of not, be kept in safe, secure and clean condition, at Landlord's sole cost and expense.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this instrument under seal as of the day and year first above written.

LANDLORD

THE FOUNDRY ASSOCIATES, L.P.

By: /s/ Antonio Guerra
Antonio Guerra
General Partner

TENANT

INSO PROVIDENCE CORPORATION

By: /s/ Graham Marshall

Name: Graham Marshall
Title: General Manager